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                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             UNDERWRITING AGREEMENT


                                                        June 15, 1999


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10020

Norwest Investment Services, Inc.
608 Second Avenue South, Ninth Floor
Minneapolis, Minnesota 55479-0140

Dear Sirs:

      1. Introduction. Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation (the "Company"), from time to time proposes to issue and sell Commercial Mortgage Pass-Through Certificates ("Certificates") in various series (each a "Series"), and, within each Series, in various classes, in one or more offerings on terms determined at the time of sale. The Certificates of each series will be issued pursuant to a pooling and servicing agreement to be dated as of July 1, 1999 (the "Pooling and Servicing Agreement") among the Company, as depositor, Wells Fargo Bank, National Association, as servicer ("Wells Fargo" or the "Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), ABN AMRO Bank N.V., as fiscal agent, and Norwest Bank Minnesota, National Association, as paying agent. Upon issuance, the Certificates of each series will evidence undivided interests in the Trust Fund (as defined in the Pooling and Servicing Agreement) established for such series containing mortgage loans secured by commercial properties, multi-family properties and manufactured housing communities (the "Mortgage Loans"), all as described in the Prospectus (as defined below). The Mortgage Loans will be purchased by the Company from Bear Stearns Funding, Inc. ("BSFI") and Wells Fargo (together with BSFI, the "Mortgage Loan Sellers") pursuant to two Mortgage Loan Purchase and Sale Agreements (collectively, together with any supplements thereto, the "Mortgage Loan Purchase Agreements"), each by and between the Company and the applicable Mortgage Loan Seller. The Trust Fund, or a portion thereof, may make one or more elections to qualify as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code, all as described in the Prospectus (as defined below). Terms not defined herein which are defined in the Pooling and Servicing Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


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      Whenever the Company determines to make an offering of a Series of
Certificates (an "Offering") through you or an underwriting syndicate managed or co-managed by you, it will offer to enter into an agreement ("Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other co-managers and underwriters, if any, which have been selected by you and have authorized you to enter into such Terms Agreement and other related documentation on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Certificates or as a co-manager or as a member of an underwriting syndicate). The Terms Agreement relating to each Offering shall specify the principal amount of Certificates to be issued and their terms not otherwise specified in the Pooling and Servicing Agreement, the price at which the Certificates are to be purchased by each of the Underwriters from the Company and the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each Offering governed by this Agreement, as supplemented by the applicable Terms Agreement, shall inure to the benefit of and be binding upon the Company and each of the Underwriters participating in the Offering of such Certificates.

      The Company hereby agrees with the Underwriters as follows:

      2. Representations and Warranties of the Company. The Company represents and warrants to you as of the date hereof, and to the Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

      (a) A registration statement, including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), have been filed with the Securities and Exchange Commission ("Commission") (copies of which have been provided to you) and such registration statement as amended has become effective. Such registration statement as amended and the prospectus relating to the sale of Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission ("Rules and Regulations") under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the date of the Prospectus Supplement, are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus (a "Prospectus Supplement") prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the Offering of the Series of Certificates to which it relates. The conditions of Rule 415 under the Act have been satisfied with respect to the Company and the Registration Statement, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission.

      (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act


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and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to (i) statements or omissions in such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or (ii) any Current Report (as defined in Section 5(b) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto); and provided, further, that the Company makes no representations or warranties with respect to any information provided by Wells Fargo for inclusion into the Prospectus.

      (c) This Agreement has been, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, (B) general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

      (d) At the applicable Closing Date, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, (B) general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

      (e) The issuance of the Certificates has been duly authorized by the Company and, when such Certificates are executed and authenticated in accordance with the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement, such Certificates will be validly issued and outstanding; and the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement. The Certificates are in all material respects in the form contemplated by the Pooling and Servicing Agreement.

      (f) Neither the Company nor the Trust Fund is or, as a result of the offer and sale of the Certificates as contemplated in this Agreement will become, an "investment


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company" as defined in the Investment Company Act of 1940, as amended (the
"Investment Company Act"), or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

      (g) The following representations and warranties made by the Company in the Pooling and Servicing Agreement and representations and warranties made in any Officer's Certificate of the Company delivered pursuant to the Pooling and Servicing Agreement will be true and correct at the time made and/or on the Closing Date, as applicable:

                           (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under the Pooling and Servicing Agreement and to create the trust pursuant hereto;

                           (ii) The execution and delivery by the Depositor of the Pooling and Servicing Agreement has been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of the Pooling and Servicing Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or (iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under the Pooling and Servicing Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

                           (iii) The execution, delivery and performance by the Depositor of the Pooling and Servicing Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                           (iv) The Pooling and Servicing Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

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                           (v) There are no actions, suits or proceedings
         pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Pooling and Servicing Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Pooling and Servicing Agreement; and

                           (vi) Immediately prior to the consummation of the transactions contemplated in the Pooling and Servicing Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

      (h) On the Closing Date, the Company (i) will have good and marketable title to the Mortgage Loans being transferred by it to the Trust Fund pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest placed thereon by the Company (collectively, "Liens"), to the extent good and marketable title to the Mortgage Loans is transferred to the Company, and (ii) will have the power and authority to transfer such Mortgage Loans to the Trust Fund, and upon execution and delivery of the Pooling and Servicing Agreement by the Trust Fund, the Trust Fund will have acquired ownership of all of the Company's right, title and interest in and to the related Mortgage Loans. Upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens.

      3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates shall be made at your office or at such other location as you shall make known at such time as shall be specified in the applicable Terms Agreement, each such time being herein referred to as a "Closing Date." Delivery of the Certificates shall be made by the Company to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in Federal Funds by wire or check. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for inspection and packaging at your office at least twenty-four hours prior to the applicable Closing Date.

      4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus. Each Underwriter shall provide written information to the Company expressly for use in the Prospectus, and in connection with the offering of the Certificates, each Underwriter may prepare and provide to prospective investors Computational Materials and Structural Terms Sheets (each as defined herein)

      5. Covenants of the Company. The Company covenants and agrees with you and the several Underwriters participating in the Offering of any Series of Certificates that:

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      (a) In connection with the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement to be filed under the Act setting forth the principal amount of Certificates covered thereby and their terms not otherwise specified in the Prospectus, the price at which the Certificates are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates, but the Company will not file any amendments to the Registration Statement or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, and you shall not have reasonably objected thereto promptly after receipt thereof. The Company will advise you or your counsel promptly (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

      (b) The Company will cause any Computational Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to each Series of Certificates that are delivered by the Underwriters to the Company pursuant to
Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by any of the Underwriters prior to 10:30 a.m. (and will use its best efforts to cause such Computational Materials and Structural Term Sheets to be so filed prior to 2:00 p.m., New York time, on the following business day), and will promptly advise you when such Current Report has been so filed. The Company will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to an Offering of a Series that is delivered by any of the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the company by any of the Underwriters prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement, any of the Underwriters has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of such Underwriter and the Company, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by such Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by such Underwriter prior to 2:00 p.m. In each case, the Company will promptly advise you when such Current Report has been so filed. Notwithstanding the four preceding sentences, the Company shall have no obligation to file any materials provided by any of the Underwriters pursuant to Sections 8 and 9 which (i) in the


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reasonable determination of the Company are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or
(ii) contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets (as defined in Section 9 below) provided by such Underwriter to the Company pursuant to Section 8 or Section 9 hereof. The Company shall give notice to you and such Underwriter of its determination not to file any materials pursuant to clause (i) of the preceding sentence and agrees to file such materials if such Underwriter or you reasonably object to such determination within one business day after receipt of such notice.

      (c) If at any time when a prospectus relating to the Certificates is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Underwriters pursuant to Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Company by the Underwriters pursuant to Section 9(d) hereof which are required to be filed in accordance therewith.

      (d) With respect to each Series of Certificates, the Company will make generally available to the holders of the Certificates and will deliver to you, in each case as soon as practicable, an earnings statement covering the twelve-month period beginning after the date of the Terms Agreement in respect of such series of Certificates, which will satisfy the provisions of Section 11(a) of the Act with respect to the Certificates.

      (e) The Company will furnish to you a copy of the Registration Statement as originally filed (together with all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

      (f) The Company will endeavor to arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as reasonably required for the initial distribution of Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it

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to general or unlimited service of process in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process.

      (g) The Company will pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement and any Terms Agreement and any expenses (including fees and disbursements of O'Melveny & Myers LLP and accountants) incurred by them in connection with the printing of memoranda relating thereto, for any fees charged by the nationally recognized statistical rating agencies for the rating of the Certificates, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, if applicable, and for expenses incurred in distributing preliminary prospectuses to the Underwriters.

      (h) During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Company will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (i) The Company will file with the Commission within 15 days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the Certificates and the Mortgage Pool to the extent that such information is not set forth in the Prospectus.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters named in any Terms Agreement to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof, the date of the applicable Terms Agreement and the applicable Closing Date, to the accuracy of the statements made in any officers' certificates (each an "Officer's Certificate") pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

      (a)(i) At the time the applicable Terms Agreement is executed, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter or the Prospectus Supplement, they have recalculated such numbers, percentages and weighted average lives set forth in the prospectus as you may reasonably request, compared the results of their calculations to the corresponding items in the Prospectus, and found each such number, percentage, and weighted average life set forth in the Prospectus to be in agreement with the results of such calculations. To the extent historical financial delinquency or related information is included with respect to one or more master servicers, such letter or letters shall also relate to such information.

      (ii) At the Closing Date, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, relating to the extent such information is not covered in the letter or letters provided pursuant to clause (a)(i), to a portion of the information set forth on the Mortgage Loan Schedule attached to the Pooling and Servicing

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Agreement and the characteristics of the mortgage loans, as presented in the
Prospectus Supplement or the Form 8-K relating thereto, or if a letter relating to the same information is provided to the Trustee, indicating that you are entitled to rely upon its letter to the Trustee.

      (b) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its affiliates the effect of which, in any case, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Company under the Act and the Exchange Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

      (c) Unless otherwise specified in any applicable Terms Agreement for a Series, the Certificates shall be rated in one of the four highest grades by one or more nationally recognized statistical rating agencies specified in said Terms Agreement.

      (d) You shall have received the opinion of counsel for the Company, dated the applicable Closing Date, to the effect that:


            (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its assets and conduct its business as described in the Prospectus, and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the State of New York. The Company has no subsidiaries.


            (ii) Each of this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company and assuming due and valid authorization and execution by the other parties thereto, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to the application of equitable principles in any proceeding, whether at law or in equity. Such counsel's opinion may be qualified, in the case of the indemnity provisions in this Agreement, to applicable law or judicial policy.

            (iii) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due and valid authorization and execution by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to the application of equitable principles in any proceeding, whether at law or in equity.


            (iv) The Certificates are in a form authorized by the Pooling and Servicing Agreement, have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement and the related Terms Agreement, will be validly issued and outstanding; and the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.


            (v) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; such counsel has no reason to believe that either the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the Prospectus as of the date of any Terms Agreement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements or other financial data or notes thereto or any statistical or tabular data contained or incorporated by reference in the Registration Statement or the Prospectus).


            (vi) The statements in the Prospectus and Prospectus Supplement under the heading "Certain Federal Income Tax Consequences," and "ERISA" to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by such counsel and provide a fair summary of such law or conclusions; the statements in the Prospectus to the extent modified by the statements in the Prospectus Supplement under the headings "Summary of Terms," "Description of the Certificates" and "The Pooling and Servicing Agreement" and such other headings as you may request, insofar as such statements constitute a summary of the proposed transaction and of the provisions of the Certificates or the Pooling and Servicing Agreement, constitute a fair and accurate summary of such transaction and provisions.


            (vii) Neither the Company nor the Trust Fund is, or as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement will become, an "investment company" as defined in the Investment Company Act, or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

            (viii) The Certificates offered pursuant to the Registration Statement and indicated as such in the Prospectus Supplement will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act, so long as such Certificates are rated in one of the two highest grades by at least one nationally recognized statistical rating agency.


            (ix) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

      Each opinion also shall relate to such other matters as may be specified in the related Terms Agreement or as to which you reasonably may request. In rendering any such opinion, counsel for the Company may rely on certificates of responsible officers of the Company, the Trustee, and public officials or, as to matters of law other than New York or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you), provided that, in cases of opinions of other counsel, counsel for the Company shall include in its opinion a statement of its belief that both it and you are justified in relying on such opinions.

      (e) You shall have received from counsel for the Company a letter, dated as of the Closing Date, stating that you may rely on the opinions delivered by such firm under the Pooling and Servicing Agreement and to the rating agency or agencies rating the Certificates as if such opinions were addressed directly to you (copies of which opinions shall be delivered to you).

      (f) You shall have received from counsel for the Underwriters, if such counsel is different from counsel to the Company, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may have requested from it for the purpose of enabling them to pass upon such matters.

      (g) You shall have received Officer's Certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; that, subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Company; that except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Company or the transactions contemplated by this Agreement; and that attached thereto are true and correct copies of a letter or letters from the one or more nationally recognized statistical rating agencies specified in the applicable Terms Agreement confirming that, unless otherwise specified in said Terms Agreement, the Certificates have been rated in one of the four highest grades by each of such agencies and that such rating has not been lowered since the date of such letter.

      The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to a particular Offering when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement (with respect to the related Offering) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offering) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

      7. Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the applicable Series of Certificates (the "Applicable Registration Statement") as it became effective or in any amendment or supplement thereof, or the related Prospectus, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets in respect of which the Company agrees to indemnify the Underwriters, as set forth below, when such are read in conjunction with the related Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of the Underwriters specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "Mortgage Pool Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Company to the Underwriters in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or Prospectus Supplement thereto) shall not inure to the benefit of the Underwriters or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person did not receive a copy of a Prospectus Supplement to such Prospectus at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in such Prospectus (or Prospectus Supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company to the Underwriters prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of the Underwriters (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or ABS Term Sheets that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable series of Certificates to such person, the Company notified the Underwriters in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error (in any such case, a "Corrected Mortgage Pool Error"), and the Underwriters failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets; provided, further, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any material misstatements or omissions contained in the Prospectus Supplement regarding the Mortgage Loans purchased by the Company from Wells Fargo pursuant to the applicable Mortgage Loan Purchase Agreement or information provided by Wells Fargo for inclusion in the Prospectus Supplement, and (ii) the Company's obligation to so indemnify and hold harmless in respect of all other matters shall be limited to 35.38% of such losses, claims, damages, liabilities or expenses (except that such limitations shall not apply to losses, claims, damages, liabilities or expenses arising out of or based upon any material misstatement or omission contained in the Prospectus Supplement regarding the Mortgage Loans purchased by the Company from Bear Stearns pursuant to the applicable Mortgage Loan Purchase Agreement or information included by Bear Stearns for inclusion in the Prospectus Supplement).

      (b) The Underwriters severally, and not jointly, agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Applicable Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses for actions in respect thereof arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Applicable Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, by or on behalf of such Underwriter expressly for use therein; or
(B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement or the related Prospectus, Prospectus Supplement or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). This indemnity will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that, unless otherwise set forth in the applicable Terms Agreement, the statements set forth in the last paragraph of the cover page and under the caption "Method of Distribution" and the stabilization legend required by Item 502(d)(1) under Regulation S-K of the Act included in the Prospectus Supplement relating to a Series of Certificates constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Applicable Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by such Underwriter), and each Underwriter confirms, on its behalf, that such statements are correct.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the Commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

      (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable, on grounds of public policy or otherwise, from the Company or the Underwriters or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Applicable Registration Statement and directors of the Company) to which the Company and the Underwriters may be subject in such proportions as is appropriate to reflect the relative benefits received by the Company on one hand and the Underwriters on the other from the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in
Section 7(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the Terms Agreement in respect of the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise. The relative fault of the Company on one hand and the Underwriters on the other shall be determined by reference to, among other things, (A) whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriters on the other and (B) the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (x) in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount set forth in the Terms Agreement relating to the Certificates as to which such losses, claims, damages, liabilities or expenses are claimed to arise, and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Applicable Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this
Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

      The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

      The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective amount of Certificates they have purchased hereunder, and not joint.

      Each Underwriter will indemnify and hold harmless any Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact contained in any Computational Materials or ABS Term Sheets developed by, mailed or otherwise transmitted by such Indemnifying Underwriter, or any member of its selling group, in connection with the Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 9, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This agreement will be in addition to any liability that any Underwriter may otherwise have.

      8. Computational Materials and Structural Term Sheets. (a) Not later than 10:30 a.m., New York time, on the business day before the date on which the Current Report relating to the Certificates of a Series is required to be filed by the Company with the Commission pursuant to Section 5(b) hereof, you and any other applicable Underwriter shall deliver to the Company, and unless otherwise agreed to by the Company, in a form reasonably convertible to an EDGAR filing format, a copy of all materials provided by the Underwriters to prospective investors in such Certificates which constitute (i) "Computational Materials," within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action Letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Company by you and any other applicable Underwriter pursuant to this paragraph (a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company at the address specified by the Company and one copy of such materials to the Company.

      (b) You and each other Underwriter, by virtue of its having executed and delivered the related Terms Agreement, which shall incorporate this Section 8(b) by reference, represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:


            (i) the Computational Materials furnished to the Company pursuant to
      Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offering of the Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;


            (ii) the Structural Term Sheets furnished to the Company pursuant to
      Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offering of the Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter;


            (iii) on the date any such Computational Materials or Structural Term Sheets with respect to the Offering of the Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading: and

            (iv) all Computational Materials (or underlying materials distributed to prospective investors on which the Computational Materials were based) or Structural Term Sheets furnished to prospective investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such materials and is not responsible for the accuracy thereof.


Notwithstanding the foregoing, you and each such Underwriter make no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by the Underwriters from the Company of notice of such Corrected Mortgage Pool error or materials superseding or correcting such Corrected Mortgage Pool Error).

      (c) Each Underwriter delivering Computational Materials shall cause a firm of public accountants to furnish to the Company a letter, dated as of the date on which such Underwriter delivers any Computational Materials (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors in the form of a Structural Term Sheet) to the Company pursuant to Section 8 (a), in form and substance satisfactory to the Company, stating in effect that they have verified the mathematical accuracy of any calculations performed by such Underwriter and set forth in such Computational Materials.

      (d) The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or Structural Term Sheets to any particular prospective inventor, and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Certificates furnished to prospective investors shall include a disclaimer in the form described in paragraph (b)(iv) above. The Underwriters agree that they will not represent to prospective investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Company.

      (e) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus or Prospectus Supplement as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by an Underwriter pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, such Underwriter will deliver an Officers Certificate to the Company representing and warranting to the Company that, as of the date of delivery of such amendment or supplement to the Company, such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Underwriter will make no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter to the Company pursuant to this paragraph (e) or (ii) the Company reasonably determines that such filing is not required under the Act and such Underwriter does not object as provided below. The Company shall give notice to such Underwriter of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence and agrees to file such amendment or supplement if such Underwriter reasonably objects to such determination within one business day after receipt of such notice.

      9. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Certificates, the applicable Underwriter shall notify the Company and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Certificates of an offered series, such applicable Underwriter shall deliver to the Company, and unless otherwise agreed to by the Company, in a form reasonably convertible to an EDGAR format, a complete copy of all materials provided by such Underwriter to prospective investors in such Certificates which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph (a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company at the address specified by the Company and one copy of such materials to the Company. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, such Underwriter shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this
Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

      (b) You and each other Underwriter, by virtue of its having executed and delivered the related Terms Agreement, which shall incorporate this Section 9(b) by reference, represents and warrants to and agrees with the Company as of the date of the related Terms Agreement and as of the Closing Date, that:

            (i) The Collateral Term Sheets furnished to the Company pursuant to
      Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offering of the Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter;

            (ii) On the date any such Collateral Term Sheets with respect to the Offering of the Certificates were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to
      Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

            (iii) such Underwriter has not represented to any prospective investor that any Collateral Term Sheets with respect to any Series were prepared or disseminated on behalf of the Company, and, except as otherwise disclosed by such Underwriter to the Company in writing prior to the date hereof, all Collateral Term Sheets previously furnished to prospective investors included a disclaimer to the effect set forth in
      Section 8(b)(iv).


Notwithstanding the foregoing, you and each such Underwriter make no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

      (c) Each Underwriter delivering Collateral Term Sheets acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Certificates furnished to prospective inventors from and after the date hereof shall include a disclaimer to the effect set forth in Section 8(d) hereof, and to the effect that the information contained in such materials supersedes the information contained in any prior Collateral Term Sheet with respect to such series of Certificates being offered and will be superseded by the description of the related Mortgage Loans in the related Prospectus Supplement. The Underwriters agree that they will not represent to any prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company.

      (d) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by an Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Such Underwriter will deliver an Officer's Certificate to the Company representing and warranting to the Company that, as of the date of delivery of such amendment or supplement to the Company, such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, such Underwriter will make no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except, any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if the Company determines that
(i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter to the Company pursuant to this paragraph (d) or
(ii) such filing is not required under the Act. The Company shall give notice to such Underwriter of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence and agrees to file such amendment or supplement if such Underwriter reasonably objects to such determination within one business day after receipt of such notice.

      10. Default of Underwriters. If any Underwriter or Underwriters participating in an Offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate purchase price of Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate purchase price of the Certificates then being purchased, you may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments as set forth in the applicable Terms Agreement (for all classes of Certificates), to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate purchase price of Certificates with respect to which such default or defaults occur is more than 10% of the aggregate purchase price of Certificates then being purchased, and arrangements satisfactory to you and the Company for the purchase of such Certificates by other persons are not made within 36 hours after such default, the Terms Agreement as to which such offering relates will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve defaulting Underwriter from liability for its default.

      11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Certificates and any termination of this Agreement or any Terms Agreement, including any termination pursuant to Section 10.

      12. Termination.

      (a) Any Underwriter may terminate its obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Depositor shall be unable to perform its obligations under this Agreement, other than by reason of a failure by such Underwriter to purchase Certificates as required hereunder.

      (b) You shall have the right to terminate any Terms Agreement at any time prior to the applicable Closing Date if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or Federal authority, or if a banking moratorium in foreign exchange trading by major international banks or persons has been declared; or if any new restriction materially and adversely affecting the distribution of the series of Certificates as to which such Terms Agreement relates shall have become effective; or if there shall have been such change in the market for securities in general or in political, financial or economic conditions as in your judgment would be so materially adverse as to make it inadvisable to proceed with the Offering, sale and delivery of the series of Certificates as to which such Terms Agreement relates on the terms contemplated in such Terms Agreement. Any notice or termination pursuant to this
Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

      (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 12(a), the Depositor shall reimburse such Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by such Underwriter in connection with this Agreement or the proposed purchase and sale of the Certificates.

      13. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at 245 Park Avenue, New York, New York 10167, Attention: General Counsel or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

      14. Successors. This Agreement and the Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto, and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder or thereunder.

      15. Representation of Underwriters. You will act for the several Underwriters in connection with each Offering of Certificates governed by this Agreement, and any action under this Agreement and any Terms Agreement taken by you will be binding upon all the Underwriters identified in such Terms Agreement.

      16. Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

      17. Counterparts. This Agreement may be signed in any number of duplicate originals, each of which shall be deemed an original, which, taken together, shall constitute one and the same instrument.



                       [Signatures to Follow on Next Page]

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,


                                          BEAR STEARNS COMMERCIAL
                                           MORTGAGE SECURITIES INC.


                                          By:  /s/ James G. Reichek
                                              -------------------------------
                                              Name:  James G. Reichek
                                              Title: Executive Vice President


The foregoing Underwriting Agreement
hereby is confirmed and accepted
as of the date first above written.

BEAR, STEARNS & CO. INC.


By:  /s/ James G. Reichek
    -------------------------------
    Name:  James G. Reichek
    Title: Senior Managing Director


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Russell Rahbany
    -------------------------------
    Name:  Russell Rahbany
    Title: Vice President


NORWEST INVESTMENT SERVICES, INC.


By:  /s/ R. Michael Petersen
    -------------------------------
    Name:  R. Michael Petersen
    Title: Senior Vice President

                                                                       EXHIBIT A


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  Commercial Mortgage Pass-Through Certificates


                             FORM OF TERMS AGREEMENT


                                                       Dated: ___________, 199__



To:  BEAR STEARNS [AND ____________]

Re:  Underwriting Agreement dated _________, 199_

Series Designation:  Series 19 __ - __

Class Designation Schedule:


Terms of the Certificates:

                  Original
                  Principal                 Interest          Price to
Class             Amount                    Rate              Public(12)
-----             ---------                 --------          ----------






Distribution Dates: The __th day of each month or, if such __th day is not a business day, the next succeeding business day commencing _______________.

Certificate Rating:


Mortgage Assets: The initial amounts to be included in any Reserve Account and other accounts are as set forth, and the Mortgage Loans to be included in the Trust Fund are as described, in Annex A hereto.



--------
     (1) Do not include if the Certificates will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.
     (2) Plus accrued interest, if any, at the applicable rate from __________.

Purchase Price: The aggregate purchase price payable by the Underwriter for each Class of Certificates covered by this Agreement will be as set forth below, plus accrued interest, if any, from the Cut-off Date to but excluding the Closing
Date:

                  Class A-1                 %

                  Class A-2                 %

                  Class B                   %

                  Class C                   %

                  Class D                   %

                  Class E                   %

                  Class F                   %



Credit Enhancement:

Not applicable.


Closing Date:  July 1, 1999, 10:00 a.m., N.Y. Time

      The undersigned, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above referenced Series of Certificates set forth on Schedule I attached hereto.

BEAR, STEARNS & CO. INC.


By:
   ----------------------------
   Name:
   Title


MORGAN STANLEY & CO. INCORPORATED


By:
   ----------------------------
   Name:
   Title


NORWEST INVESTMENT SERVICES, INC.


By:
   ----------------------------
   Name:
   Title


Accepted:


BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


By:
   ----------------------------
   Name:
   Title

                     Schedule I (for multiple underwriters)


                                                                          Underwriters
Name                         Class A-1     Class A-2      Class X      Class B      Class C      Class D      Class E      Class F
----                         ---------     ---------      -------      -------      -------      -------      -------      -------
Bear, Stearns & Co. Inc.     70%           70%            100%         100%         100%         100%         100%         100%

Morgan Stanley & Co.         25%           25%            0%           0%           0%           0%           0%           0%
Incorporated

Norwest Investment           5%            5%             0%           0%           0%           0%           0%           0%
Services, Inc.
                             ------        -----          -----        -----        -----        -----        -----        -----
Total:                       100%          100%           100%         100%         100%         100%         100%         100%


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  Commercial Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT


                                              Dated: as of June 15, 1999



To:  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 15, 1999

Underwriters: Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Norwest Investment Services, Inc.

Series Designation:  Series 1999-WF2


Class Designation Schedule of the Certificates: Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class X Certificates

Terms of the Certificates to be Purchased by the Underwriters:

               Original Certificate Balance
Class          or Notional Amount                Initial Pass-Through Rate
-----          ------------------                -------------------------
A-1            $  338,780,000                             6.800%
A-2            $  525,789,000                             7.080%
B              $   43,229,000                             7.296%
C              $   43,229,000                             7.376%
D              $   10,807,000                             7.376%
E              $   27,018,000                             7.376%
F              $   10,807,000                             7.376%
X              $1,080,711,380(1)                        0.43120%(3)

----------
(1) The Class X Certificates are interest-only certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans.

(2) The Pass-Through Rates of the Class A-1 and Class A-2 Certificates shall be the indicated fixed rate per annum or, if a lower rate, the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date). The Pass-Through Rates of the Class B, Class C, Class D, Class E and Class F Certificates set forth in the table above are initial Pass-Through Rates for such classes. For interest periods relating to Distribution Dates after August 16, 1999, the Pass-Through Rate of the Class B Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date minus 0.08%, and the Pass-Through Rate of the Class C, Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date.

(3) Initial Pass-Through Rate. The Class X Pass-Through Rate with respect to any Distribution Date will be equal to the excess, if any, of (i) the weighted average of the non-default interest rates specified in the notes relating to each Mortgage Loan in the trust fund, net of the related Administrative Cost Rate, over (ii) the weighted average of the Pass-Through Rates of the other classes of Certificates.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of July 1, 1999, among Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank, National Association, as trustee, ABN AMRO Bank, N.V., as fiscal agent and Norwest Bank Minnesota, National Association, as paying agent.

Form of Certificates Being Purchased by the Underwriters:  Book Entry.


Distribution Dates: The 15th day of each month or, if such 15th day is not a business day, the next succeeding business day, commencing on August 15, 1999.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

                             Rating
                             ------
Class              Moody's*          DCR**
A-1                Aaa               AAA
A-2                Aaa               AAA
B                  Aa2               AA
C                  A2                A
D                  A3                A-
E                  Baa2              BBB
F                  Baa3              BBB-
X                  Aaa               AAA
*   Moody's Investors Service, Inc.
**  Duff & Phelps Credit Rating Co.

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriters for each class of Certificates covered by this Agreement will be as set forth below:


                                                               Purchase Price as Percentage of
                            Original Certificate Balance or     Original Certificate Balance or
           Class                     Notional Amount                   Notional Amount
           -----                     ---------------                   ---------------
               A-1                   $  338,780,000                         99.96425%
               A-2                   $  525,789,000                         99.98702%
                B                    $   43,229,000                         99.95215%
                C                    $   43,229,000                         99.47858%
                D                    $   10,807,000                         98.66388%
                E                    $   27,018,000                         96.96542%
                F                    $   10,807,000                         90.51501%
                X                    $1,080,711,380                          2.12038%

Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: July 1, 1999, 10:00 a.m., New York time at the offices of O'Melveny & Myers LLP, New York, New York.


                        [Signatures Follow on Next Page]

The undersigned, as the Underwriters, agree, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth on Schedule I attached hereto.

BEAR, STEARNS & CO. INC.


By:  /s/ James G. Reichek
     ----------------------------------
     Name:  James G. Reichek
     Title: Senior Managing Director


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Russell Rahbany
     ----------------------------------
     Name:  Russell Rahbany
     Title: Vice President


NORWEST INVESTMENT SERVICES, INC.


By:  /s/ Mark K. Stanley
     ----------------------------------
     Name:  Mark K. Stanley
     Title: Senior Vice President


Accepted:


BEAR STEARNS COMMERCIAL MORTGAGE
  SECURITIES INC.


By:  /s/ James G. Reichek
     ----------------------------------
     Name:  James G. Reichek
     Title: Executive Vice President

                                     Annex A

                             Mortgage Loan Schedule

      SEE SCHEDULE I AND SCHEDULE II OF THE POOLING AND SERVICING AGREEMENT

                                                Schedule I

                                               Underwriters


UNDERWRITER                              CLASS A-1           CLASS A-2           CLASS X               CLASS B
-----------                              ---------           ---------           -------               -------
Bear, Stearns & Co. Inc.                 $237,146,000        $368,052,300        $1,080,711,380        $43,229,000
Morgan Stanley & Co. Incorporated        $ 84,695,000        $131,447,250        $            0        $         0
Norwest Investment Securities, Inc.      $ 16,939,000        $ 26,289,450        $            0        $         0
                                         -------------       -------------       --------------        -----------
Total                                    $338,780,000        $525,789,000        $1,080,711,380        $43,229,000







UNDERWRITER                                  CLASS C           CLASS D           CLASS E          CLASS F
-----------                                  -------           -------           -------          -------
Bear, Stearns & Co. Inc.                     $43,229,000       $10,807,000       $27,018,000      $10,807,000
Morgan Stanley & Co. Incorporated            $         0       $         0       $         0      $         0
Norwest Investment Securities, Inc.          $         0       $         0       $         0      $         0
                                             ------------      -----------       -----------      -----------
Total                                        $43,229,000       $10,807,000       $27,018,000      $10,807,000
